EXHIBIT 4.1

NEVADA POWER COMPANY

OFFICER’S CERTIFICATE
September 13, 2023
I, the undersigned officer of Nevada Power Company, (the “Company”), do hereby certify that I am an Authorized Officer of the Company as such term is defined in the Indenture (as defined herein). I am delivering this certificate pursuant to the authority granted in the Board Resolutions of the Company dated as of October 10, 2022, and Sections 1.04, 2.01, 3.01, 4.01(a), 4.02(b)(i) and 4.03(b)(i) of the General and Refunding Mortgage Indenture dated as of May 1, 2001, as heretofore amended and supplemented (as heretofore amended and supplemented, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”). Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture, unless the context clearly requires otherwise. Based upon the foregoing, I hereby certify on behalf of the Company as follows:
1.The terms and conditions of the Securities of the series established in this Officer’s Certificate to be issued under the Indenture are as follows (the lettered subdivisions set forth in this Section 1 corresponding to the lettered subdivisions of Section 3.01 of the Indenture):
(a)The Securities of such series shall be designated “6.000% General and Refunding Mortgage Notes, NPC Series 2023A, due 2054” (the “NPC Series 2023A Notes”).
(b)There shall be no limit upon the aggregate principal amount of the NPC Series 2023A Notes that may be authenticated and delivered under the Indenture. The NPC Series 2023A Notes shall be initially authenticated and delivered in the aggregate principal amount of $500,000,000.
(c)Interest on the NPC Series 2023A Notes shall be payable on the Interest Payment Date to the Persons in whose names such Securities are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the form of such Securities attached hereto as Exhibit A.
(d)The NPC Series 2023A Notes shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on March 15, 2054.
(e)The NPC Series 2023A Notes shall bear interest at 6.000% per annum, and such interest shall be payable at the times provided in the form of such Securities attached hereto as Exhibit A.

(f)The Corporate Trust Office or agency of The Bank of New York Mellon Trust Company, N.A. in New York, New York shall be the place at which (i) the principal of and interest and premium, if any, on the NPC Series 2023A Notes shall be payable, (ii) registration of transfer of the NPC Series 2023A Notes may be effected and (iii) exchanges of the NPC Series 2023A Notes may be effected. The Corporate Trust Office of The Bank of New York Mellon Trust Company, N.A., at 333 South Hope Street, Suite 2525, Los Angeles, California 90071 shall be the place where notices and demands to or upon the Company in respect of the NPC Series 2023A Notes and the Indenture may be served; and The Bank of New York Mellon Trust Company, N.A. shall be the Paying Agent and Security Registrar for the NPC Series 2023A Notes; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such place or the Paying Agent and Security Registrar; and provided, further, that the Company reserves the right to designate, by one or more Officer’s Certificates, its principal office in Las Vegas, Nevada as any such place or itself or any of its Subsidiaries as the Security Registrar; provided, however, that there shall be only a single Security Registrar for the NPC Series 2023A Notes.
(g)Optional Redemption.
(i)Prior to September 15, 2053 (six months prior to their maturity date) (the “Par Call Date”), the Company may redeem the NPC Series 2023A Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the NPC Series 2023A Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and
(2) 100% of the principal amount of the NPC Series 2023 A Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, the Company may redeem the NPC Series 2023A Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the NPC Series 2023A Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Company will notify the Trustee of the redemption price promptly after the calculation thereof, and the Trustee may rely upon such redemption price and shall not be responsible or liable for calculating such redemption price or any component thereof, or for determining whether manifest error has occurred.

(ii)Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of NPC Series 2023A Notes to be redeemed.
(iii)In the case of a partial redemption, selection of the NPC Series 2023A Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No NPC Series 2023A Notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. Except in the case of global securities, a new NPC Series 2023A Note in a principal amount equal to the unredeemed portion of the NPC Series 2023A Note will be issued in the name of the Holder of the NPC Series 2023A Note upon surrender for cancellation of the original NPC Series 2023A Note. In the case of global securities held by The Depository Trust Company (“DTC”), DTC will determine the allocation of the redemption price among beneficial owners of such global securities in accordance with DTC’s applicable procedures. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
(iv)Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the NPC Series 2023A Notes or portions thereof called for redemption.
(h)Not applicable.
(i)Not applicable.
(j)Not applicable.
(k)Not applicable.
(l)Not applicable.
(m)Not applicable.
(n)Not applicable.
(o)Not applicable.
(p)Not applicable.
(q)Book Entry; Delivery and Form
(i)Form and Dating
The NPC Series 2023A Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The NPC Series 2023A Notes may have notations, legends or endorsements required by law, securities exchange rule or usage. Each NPC Series 2023A Note shall be dated the date of its authentication. The NPC Series 2023A Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The terms and provisions contained in the NPC Series 2023A Notes shall constitute, and are hereby expressly made, a part of this Officer’s Certificate, and the Company, by its execution and delivery of this Officer’s Certificate, expressly agrees to such terms and provisions and to be bound thereby. However, to the extent any provision of any NPC Series 2023A Note conflicts with the express provisions of this Officer’s Certificate or the Indenture, the provisions of this Officer’s Certificate or the Indenture, as applicable, shall govern and be controlling.
NPC Series 2023A Notes initially shall be issued in global form and shall be substantially in the form of Exhibit A hereto. NPC Series 2023A Notes issued in definitive form shall also be substantially in the form of Exhibit A attached hereto. Each Global Note shall represent such aggregate principal amount of the outstanding NPC Series 2023A Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding NPC Series 2023A Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding NPC Series 2023A Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding NPC Series 2023A Notes represented thereby shall be made by the Trustee, the Depositary or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 1(q)(iv) of this Officer’s Certificate.
(ii)Authentication.
The Trustee or an Authenticating Agent shall authenticate by executing a Trustee’s Certificate of Authentication in substantially the form set forth in Section 2.02 of the Indenture (A) the NPC Series 2023A Notes for original issue on the Issue Date in the initial aggregate principal amount of $500,000,000 and (B) additional NPC Series 2023A Notes for original issue from time to time after the Issue Date in such principal amounts as may be set forth in a Company Order, and deliver such NPC Series 2023A Notes so authenticated in each case, pursuant to and upon receipt of a Company Order, which Company Order shall specify (x) the principal amount of NPC Series 2023A Notes to be authenticated and the date of original issue thereof and (y) the principal amount of NPC Series 2023A Notes to be issued in global form or definitive form and subject to the provisions of Article IV of the Indenture. The total aggregate principal amount of the NPC Series 2023A Notes outstanding at any time may not exceed $500,000,000 plus such additional principal amounts as may be issued and authenticated pursuant to clause (B) of the preceding sentence of this paragraph.
(iii)Security Registrar, Paying Agent and Depositary.

The Company initially appoints the Trustee to act as the Security Registrar and Paying Agent for the NPC Series 2023A Notes. Upon the occurrence of an Event of Default set forth in Sections 10.01(d) or 10.01(e) of the Indenture, the Trustee shall serve as Paying Agent for the NPC Series 2023A Notes. Pursuant to Section 6.02 of the Indenture, the Company hereby designates the corporate trust agency office of the Trustee as its office or agency at 240 Greenwich Street in the City and State of New York where payment of the NPC Series 2023A Notes shall be made and where the registration of transfer or exchange of the NPC Series 2023A Notes may be effected; and the Corporate Trust Office of the Trustee at 333 South Hope Street, Suite 2525, Los Angeles, California 90071 as the place where notices and demands to or upon the Company in respect of the NPC Series 2023A Notes and the Indenture may be served. The Company may also from time to time designate one or more other offices or agencies with respect to the NPC Series 2023A Notes and may from time to time rescind any of these designations in accordance with the terms provided in Section 6.02 of the Indenture.
The Company initially appoints DTC to act as Depositary with respect to the Global Notes. The Trustee has been appointed by DTC to act as Note Custodian with respect to the Global Notes.
(iv)Transfer and Exchange.
1.Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if:
a.the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary for the Global Notes or that it is no longer a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; or
b.the Company in its sole discretion notifies the Trustee in writing that it elects to cause issuance of the NPC Series 2023A Notes in certificated form.
Upon the occurrence of either of the preceding events in a. or b. above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 3.06 and 3.09 of the Indenture. Every NPC Series 2023A Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Sections 3.06 and 3.09 of the Indenture, shall be authenticated and delivered in the form of Exhibit A attached hereto. A Global

Note may not be exchanged for another NPC Series 2023A Note other than as provided in this Section 1(q)(iv)(1); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 1(q)(iv)(2) of this Officer’s Certificate.
2.Transfer and Exchange of Beneficial Interests in the Global Notes. The Company acknowledges that the transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the Applicable Procedures.
3.Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 1(q)(iv)(3), the Security Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Security Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by such Holder’s attorney, duly authorized in writing.
4.Legends. The following legend shall appear on the face of all Global Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Officer’s Certificate:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE OFFICER’S CERTIFICATE UNDER THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED OR PERMITTED UNDER THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 1(q)(iv)(1) OF THE OFFICER’S CERTIFICATE UNDER THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.09 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY OR ANY SUCCESSOR THERETO.”
Additionally, so long as DTC is the Depositary with respect to any Global Note, each such Global Note shall also bear a legend in substantially the following form:
“UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, TO THE COMPANY OR ANY SUCCESSOR THERETO OR ITS AGENT FOR REGISTRATION

OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
5.Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 3.09 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of NPC Series 2023A Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee, the Note Custodian or the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee, the Note Custodian or by the Depositary at the direction of the Trustee, to reflect such increase.
6.General Provisions Relating to Transfers and Exchanges. To permit registrations of transfers and exchanges, subject to Section 1(q)(iv) of this Officer’s Certificate, the Company shall execute and, upon the Company’s order, the Trustee or an Authenticating Agent shall authenticate Global Notes and Definitive Notes at the Security Registrar’s request.
(v)Outstanding NPC Series 2023A Notes.
Notwithstanding the definition of “Outstanding” in Section 1.01 of the Indenture, NPC Series 2023A Notes that the Company, a Subsidiary of the Company or an Affiliate of the Company offers to purchase or acquires pursuant to an offer, exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company, such Subsidiary or such Affiliate until legal title to such NPC Series 2023A Notes passes to the Company, such Subsidiary or such Affiliate, as the case may be.
(r)Not applicable.

(s)Not applicable.
(t)Not applicable.
(u)Additional Conditions and Definitions.
(i)Additional Conditions to Section 9.01 of Indenture.
Notwithstanding the provisions of Section 9.01 of the Indenture, no NPC Series 2023A Note shall be deemed to have been paid pursuant to such provisions unless the Company shall have delivered to the Trustee either: (a) an Opinion of Counsel from counsel in the United States who is reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Officer’s Certificate, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding NPC Series 2023A Notes will not recognize income, gain or loss for federal income tax purposes as a result of such satisfaction and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such satisfaction and discharge had not occurred or (b) (i) an instrument wherein the Company, notwithstanding the satisfaction and discharge of the Company’s indebtedness in respect of the NPC Series 2023A Notes, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee such additional sums of money, if any, or additional Eligible Obligations, if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such NPC Series 2023A Notes or portions thereof; provided, however, that such instrument may state that the Company’s obligation to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an Independent public Accountant of nationally recognized standing showing the calculation thereof; and (ii) an Opinion of Counsel from tax counsel in the United States who is reasonably acceptable to the Trustee to the effect that the Holders of the Outstanding NPC Series 2023A Notes will not recognize income, gain or loss for federal income tax purposes as a result of such satisfaction and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such satisfaction and discharge had not occurred.
(ii)Modifications Requiring Consent.
In addition to the provisions of Section 14.02 of the Indenture, no supplemental indenture shall alter or waive any of the provisions with respect to the redemption of the NPC Series 2023A Notes set forth in Section 1(g) hereof without the consent of each Holder of NPC Series 2023A Notes affected thereby.
(iii)Certain Definitions.

Set forth below are certain defined terms used in this Officer’s Certificate. Reference is made to the Indenture for the definitions of any other capitalized terms used herein for which no definition is provided herein.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange. “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default as defined in the Indenture.
“Definitive Note” means a certificated NPC Series 2023A Note registered in the name of the Holder thereof and issued in accordance with Section 1(q)(iv) of this Officer’s Certificate, in the form of Exhibit A hereto except that such NPC Series 2023A Note shall not bear the Global Note Legend.
“Depositary” means, with respect to the NPC Series 2023A Notes issuable or issued in whole or in part in global form, the Person specified in Section 1(q)(iii) of this Officer’s Certificate as the Depositary with respect to the NPC Series 2023A Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Officer’s Certificate or the Indenture.
“Euroclear” means Euroclear Bank S.A./N.V.
“Event of Default” means an Event of Default as defined in the Indenture.
“Global Note Legend” means the first legend and, if applicable, the second legend set forth in Section 1(q)(iv)(4) of this Officer’s Certificate.

“Global Notes” means, individually and collectively, each of the NPC Series 2023A Notes issued or issuable in the global form of Exhibit A hereto issued in accordance with Sections 1(q)(i) of this Officer’s Certificate, and that bears the Global Note Legend and that is deposited with or on behalf of and registered in the name of the Depositary.
“Issue Date” means the first date on which any NPC Series 2023A Notes are issued, authenticated and delivered under the Indenture and this Officer’s Certificate.
“Note Custodian” means the Trustee, as custodian for the Depositary with respect to the NPC Series 2023A Notes in global form, or any successor entity thereto.
“Subsidiary” means, with respect to any specified Person:
(1)    any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)    any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.
(iv)Electronic Signatures.
Anything in the Indenture or the NPC Series 2023A Notes to the contrary notwithstanding, the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with the Indenture, the NPC Series 2023A Notes, or any of the transaction documents contemplated hereby or thereby (including the NPC Series 2023A Notes, the Trustee’s certificate of authentication on the NPC Series 2023A Notes, any Company Order, Officer’s Certificate and Opinion of Counsel and amendments, supplements, waivers, consents and other modifications to any documents) shall be deemed to include signing by manual signatures that are scanned or photocopied or other electronic format (including “pdf,” “tif” or “jpg”) or other electronic signatures created on an electronic platform (such as DocuSign) or by digital signature (such as Adobe Sign), in each case that is approved by the Trustee, and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic

Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act.
2.The undersigned has read all of the covenants and conditions contained in the Indenture, and the definitions in the Indenture relating thereto, relating to the issuance of the NPC Series 2023A Notes and in respect of compliance with which this certificate is made.
The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein.
In the opinion of the undersigned, the undersigned has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with.
In the opinion of the undersigned, such conditions and covenants have been complied with.

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of the date first written above.

/s/ Michael J. Behrens
Michael J. Behrens
Vice President and Chief Financial Officer

[Signature Page to Officer’s Certificate (Series 2023A Note Terms)]

Exhibit A – Form of NPC Series 2023A Note

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE OFFICER’S CERTIFICATE UNDER THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED OR PERMITTED UNDER THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 1(q)(iv)(1) OF THE OFFICER’S CERTIFICATE UNDER THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.09 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY OR ANY SUCCESSOR THERETO.
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, TO THE COMPANY OR ANY SUCCESSOR THERETO OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
NEVADA POWER COMPANY
6.000% General and Refunding Mortgage Note, NPC Series 2023A, due 2054

Original Interest Accrual Date:	September 13, 2023	Redeemable by Company:	Yes X No
Stated Maturity:	March 15, 2054
Interest Rate:	6.000%	Redemption Date:	See below
Interest Payment Dates:	March 15 and September 15	Redemption Price:	See below
Regular Record Dates:	March 1 and September 1

This Security is not a Discount Security
within the meaning of the within-mentioned Indenture.
____________________________________________
Date: __________    CUSIP No. 641423 CG1
No. R-__ US $_________
NEVADA POWER COMPANY, a Nevada corporation (the “Company”), promises to pay to ___________ or registered assigns the principal sum of ______________ Dollars on March 15, 2054.
1.Interest. The Company promises to pay interest on the principal amount of this NPC Series 2023A Note at 6.000% per annum, from September 13, 2023 until maturity. The Company shall pay interest semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an
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“Interest Payment Date”). Interest on the NPC Series 2023A Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from Original Interest Accrual Date specified above; provided that if there is no existing Default in the payment of interest, and if this NPC Series 2023A Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of NPC Series 2023A Notes, in which case interest shall accrue from the Original Interest Accrual Date specified above; provided, further, that the first Interest Payment Date shall be March 15, 2024. The Company shall pay interest (including postpetition interest in any proceeding under the Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne on the NPC Series 2023A Notes; it shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Law) on overdue installments of interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
2.Method of Payment. The Company shall pay interest on the NPC Series 2023A Notes (except Defaulted Interest) to the Persons who are registered Holders of NPC Series 2023A Notes at the close of business on the March 1 and September 1 next preceding the Interest Payment Date, even if such NPC Series 2023A Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 3.07 of the Indenture with respect to Defaulted Interest. The NPC Series 2023A Notes shall be payable as to principal and premium and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders of NPC Series 2023A Notes at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest and premium, if any, on, all Global Notes and all other NPC Series 2023A Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
3.Paying Agent and Security Registrar. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, shall act as Paying Agent and Security Registrar. The Company may change any Paying Agent or Security Registrar without notice to any Holder of NPC Series 2023A Notes. The Company or any of its Subsidiaries may act in any such capacity.
4.Indenture; Security. This NPC Series 2023A Note is one of a duly authorized issue of Securities of the Company, issued and issuable in one or more series under and equally secured by a General and Refunding Mortgage Indenture, dated as of May 1, 2001 (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged, pledged and held in trust, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered and secured. The acceptance of this NPC Series 2023A Note shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This NPC Series 2023A Note is one of the series designated above. The terms of the NPC Series 2023A Notes include those stated in the Indenture, including the Officer’s Certificate dated
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September 13, 2023 (the “Officer’s Certificate”), and those made part of the Indenture by reference to the Trust Indenture Act. The NPC Series 2023A Notes are subject to all such terms, and Holders of NPC Series 2023A Notes are referred to the Indenture, including the Officer’s Certificate, and such Act for a statement of such terms. To the extent any provision of this NPC Series 2023A Note conflicts with the express provisions of the Indenture or the Officer’s Certificate, the provisions of the Indenture and the Officer’s Certificate shall govern and be controlling.
All Outstanding Securities, including the NPC Series 2023A Notes, issued under the Indenture are secured by the lien of the Indenture on the properties of the Company described in the Indenture.
5.Optional Redemption. Prior to September 15, 2053 (six months prior to their maturity date) (the “Par Call Date”), the Company may redeem the NPC Series 2023A Notes at its option, in whole or in part, at any time or from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the NPC Series 2023A Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and
(2) 100% of the principal amount of the NPC Series 2023A Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, the Company may redeem the NPC Series 2023A Notes, in whole or in part, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the NPC Series 2023A Notes being redeemed, plus accrued and unpaid interest thereon to the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to
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have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Company will notify the Trustee of the redemption price promptly after the calculation thereof, and the Trustee may rely upon such redemption price and shall not be responsible or liable for calculating such redemption price or any component thereof, or for determining whether manifest error has occurred.
6.Notice of Optional Redemption. Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of NPC Series 2023A Notes to be redeemed. In the case of a partial redemption, selection of the NPC Series 2023A Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No NPC Series 2023A Notes of a principal amount of $2,000 or less will be redeemed in part. If any NPC Series 2023A Note is to be redeemed in part only, the notice of redemption that relates to the NPC Series 2023A Note will state the portion of the principal amount of the note to be redeemed. Except in the case of global securities, a new NPC Series 2023A Note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the Holder of the NPC Series 2023A Note upon surrender for cancellation of the original NPC Series 2023A Note. In the case of global securities held by The Depository Trust Company (“DTC”), DTC will determine the allocation of the redemption price among beneficial owners of such global securities in accordance with DTC’s applicable procedures. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
7.Mandatory Redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the NPC Series 2023A Notes.
8.Denominations, Transfer, Exchange. The NPC Series 2023A Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of NPC Series 2023A Notes may be registered and NPC Series 2023A Notes may be exchanged as provided in the Indenture and the Officer’s Certificate. The
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Security Registrar and the Trustee may require a Holder of NPC Series 2023A Notes, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder of NPC Series 2023A Notes to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any NPC Series 2023A Note or portion of a NPC Series 2023A Note selected for redemption, except for the unredeemed portion of any NPC Series 2023A Note being redeemed in part. Also, the Company need not exchange or register the transfer of any NPC Series 2023A Notes for a period of 15 days before a selection of NPC Series 2023A Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
9.Persons Deemed Owners. The registered Holder of a NPC Series 2023A Note may be treated as its owner for all purposes.
10.Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this NPC Series 2023A Note shall be conclusive and binding upon such Holder and upon all future Holders of this NPC Series 2023A Note and of any NPC Series 2023A Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this NPC Series 2023A Note.
11.Events of Default. If an Event of Default shall occur and be continuing, the principal of this NPC Series 2023A Note may be declared due and payable in the manner and with the effect provided in the Indenture.
12.No Recourse against Others. As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a
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condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.
13.Authentication. Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature or PDF or other electronic image scan signature of the Trustee or Authenticating Agent created on an electronic platform (such as DocuSign) or by digital signature (such as Adobe Sign), this NPC Series 2023A Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
14.Transfer and Exchange.
a.As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this NPC Series 2023A Note is registrable in the Security Register, upon surrender of this NPC Series 2023A Note for registration of transfer at the corporate trust agency office of The Bank of New York Mellon Trust Company, N.A. in New York, New York or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or the Holder’s attorney duly authorized in writing, and thereupon one or more new NPC Series 2023A Notes of this series or authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.
b.No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
c.Prior to due presentment of this NPC Series 2023A Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this NPC Series 2023A Note is registered as the absolute owner hereof for all purposes, whether or not this NPC Series 2023A Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
15.Governing Law. The NPC Series 2023A Notes shall be governed by and construed in accordance with the laws of the State of New York.
16.Definition of Other Terms. All terms used in this NPC Series 2023A Note which are defined in the Indenture or the Officer’s Certificate shall have the meanings assigned to them in the Indenture or the Officer’s Certificate, as applicable, unless otherwise indicated.
17.Abbreviations. Customary abbreviations may be used in the name of a Holder of NPC Series 2023A Notes or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
18.CUSIP Numbers. The Company has caused CUSIP numbers to be printed on the NPC Series 2023A Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders of NPC Series 2023A Notes. No representation is made as to the accuracy of such numbers either as printed on the NPC Series 2023A Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

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The Company shall furnish to any Holder of NPC Series 2023A Notes upon written request and without charge a copy of the Indenture. Requests may be made to:

Nevada Power Company
6226 West Sahara Avenue
Las Vegas, Nevada 89146
Attention: Vice President and Chief Financial Officer
Telephone: (702) 402-5000
[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

NEVADA POWER COMPANY

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
Dated: __________________

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory
[NPC Series 2023A Note]

Assignment Form
To assign this NPC Series 2023A Note, fill in the form below:
(I) or (We) assign and transfer this NPC Series 2023A Note to
______________________________________________________________________________
(Insert assignee’s soc. sec. or tax I.D. no.)
______________________________________________________________________________
(Print or type assignee’s name, address and zip code)
and irrevocably appoint _______________________________________ agent to transfer this NPC Series 2023A Note on the books of the Company. The agent may substitute another to act for him/her/it.
Date: _____________ ____, ________
Your Signature: ________________________________________________________________
    (Sign exactly as your name appears on the face of this NPC Series 2023A Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.